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                                                                  EXHIBIT 11

                             BEST SOFTWARE, INC.

                      COMPUTATION OF EARNINGS PER SHARE

                                                                                      Pro Forma For
                                                   For the Year Ended March 31,       The Year Ended
                                               ------------------------------------     March 31,
                                                  1995         1996         1997           1997
                                               ----------   ----------   ----------   --------------
                                                                                       (Unaudited)
Weighted average common shares outstanding...   6,499,222    6,527,869    6,581,029       6,581,029
Common stock equivalents:
  Preferred stock............................     625,005      625,005      625,005         625,005
  Cheap stock................................   1,275,171    1,275,171    1,275,171       1,275,171
  Stock options and warrants.................     994,220    1,047,706      766,201         743,887
  Warrant exercise...........................          --           --           --          55,694
                                               ----------   ----------   ----------   -------------
Weighted average common and common equivalent
  shares outstanding.........................   9,393,618    9,475,751    9,247,406       9,280,786
                                               ==========   ==========   ==========   =============


                                                          For the Three Months       Pro Forma For
                                                             Ended June 30,         The Three Months
                                                        -------------------------    Ended June 30,
                                                           1996          1997             1997
                                                        -----------   -----------   ----------------
                                                        (Unaudited)   (Unaudited)     (Unaudited)
Weighted average common shares outstanding............   6,529,579     7,006,683         7,006,683
Common stock equivalents:
  Preferred stock.....................................     625,005       625,005           625,005
  Cheap stock.........................................   1,275,171     1,275,171         1,275,171
  Stock options and warrants..........................   1,047,706       420,300           394,100
  Warrant exercise....................................          --            --            55,694
                                                        ----------    ----------    --------------
Weighted average common and common equivalent shares
  outstanding.........................................   9,477,461     9,327,159         9,356,653
                                                        ==========    ==========    ==============